Exhibit 99.1
QUALITY. PERFORMANCE. INNOVATION. Investor Presentation October 2010

Safe Harbor Statement Certain statements made in this presentation are forward- looking within the meaning of the Private Securities Litigation Reform Act of 1995. Among other, statements concerning management's expectations of future financial results, potential business, acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets are forward looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. For a discussion of such risks and uncertainties, please refer to the information set forth under "Risk Factors" included in Synergetics USA, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2010 and information contained in subsequent filings with the Securities and Exchange Commission. These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation. 2

Overview 3 Synergetics is a medical device company focused in the ophthalmology and neurosurgery market Synergetics USA, Inc. was formed through a reverse merger of Synergetics, Inc. and Valley Forge Scientific in 2005 Synergetics was founded in 1991 and Valley Forge was founded in 1980 and became a publicly-held company in November 1989 Synergetics USA, Inc. (NASDAQ: SURG) Corporate Headquarters: O'Fallon, MO Manufacturing Facilities: O'Fallon, MO and King of Prussia, PA Shares Outstanding: 24.77mm 52 Week Range: $1.15 - $3.48 Market Cap.: $86.21mm

Sales Mix 2009/2010 Sales Mix 2009/2010 4 N/M Not Meaningful

Sales Mix 2009/2010 5

Recent Developments Stryker buys ultrasonic aspirator business from Mutoh Co. Ltd. and its affiliates Synergetics enters into strategic agreements with Stryker to: sell certain assets supply disposable ultrasonic instrument tips pursue development projects for aspiration products. Settlement of all litigation with Alcon generates $21.5 million in net cash for Synergetics 6

Recent Developments Project Restore Umbrella project for the reorganization of the Synergetics' business Project Lance (Stryker) Marketing Partners (for the balance of the neuro business) Product Code (SKU) Rationalization Assessment of R&D Project List Company Reorganization RIF (Reduction in Force) 7

Overall Strategy Drive operational efficiencies to improve the platform's profitability Lean Manufacturing Inventory Reduction Select Outsourcing Elements of Project Restore Ophthalmology: Strategic Growth Retina Fill gaps Expand offering Expand into new market segments Develop strategy for ASC dynamic Develop strategy for emerging markets Opportunistic acquisitions Neurosurgery - Generate Cash Leverage marketing partner's distribution networks Focus development on high margin electrosurgery products Sales Force Productivity 8

Markets

2009 Anterior (Cataract) and Posterior (Retinal) Markets Compared 10

Total Market: M$770 Estimated Yearly Growth: 5.4% Global Retinal Device Markets 2009 11

Game Changers Anti-VEGF Therapies (i.e. Lucentis) Long Term Drug Delivery Implants Artificial Vision Microplasmin Vitreous Disinsertion Site of Service Migration, e.g. ASC, Office 12

Product Review

Ophthalmology Products DDMS Quantel Laser Directional Laser Probes Endoilluminator - Awh Chandelier Photon II 14

Neurosurgery Products (Direct)



The OMNI

The OMNI is the most innovative and user-friendly ultrasonic aspirator available. In addition to the soft tissue removal capabilities common, it effectively addresses dense, fibrotic lesions, and pioneers the fine dissection of bone traditionally performed with rotating drills.



Disposable
Bipolar Forceps

The Disposable Spetzler-Malis "Yellow" bipolar forceps offer surgeons brand-new, high-polished tips for guaranteed non-stick performance.



The Advantage™

Our next generation Malis® Bipolar Generator. Dual-waveform technology provides delicate and efficient cutting and coagulation control at even lower power settings, further reducing thermal spread and collateral tissue damage.

15

OEM Products CMC III Codman Synergy Stryker Lesion Generator 16

360^ Approach from any angle Reposition without removal from the eye Options All gauges, all types Largest product line on the market What you want when you need it Ergonomic Design Great feel Responsive Reduces hand fatigue Easy Recognition Color coded by gauge size Style printed on the handle 17

Financials

Financial Highlights Sales were down slightly for the fiscal year ended July 31, 2010 with disposables sales up 6.7% and capital sales down 22.1%. Commercial Expenses were down 9.2% primarily due to our transition of our neurosurgery business to marketing partners. Net income from operations increased by 130.6% and earnings per share increased by 114.3%. Cash flow from operations increased from a $492,000 to a positive $7.4 million (excluding one-time events impact) as compared to fiscal 2009. Total interest bearing debt decreased $9.1 million from FYE 2009 to approximately $4.1 million bringing our leverage down to 8.4%. Post Alcon transaction (including payment of taxes), Company has $18.7 million of cash on its balance sheet and has significantly reduced its debt. 19

Financial Overview - Income Statement FY 2010 20

Financial Overview - Balance Sheet FY 2010 21 N/M Not Meaningful

Financial Overview - Cash Flow FY 2010 22 N/M = Not Meaningful

Financial Overview- EPS Reconciliation - FY 2010 EPS Reconciliation - FY 2010 EPS Reconciliation - FY 2010 23

Investment Rationale Improved stability of the platform Unique, technically proficient worldwide distribution capability Opportunity to create "Fast Follower" that will be viewed as an attractive entry vehicle to ophthalmology 24

Management Team David M. Hable - CEO & President 28 years of progressive responsibility in sales, marketing, new business development and general management in the medical device industry. Kurt Gampp - COO & EVP Co-founded Synergetics, Inc. 28 years of microsurgical instrument making experience. Pamela Boone -CFO & EVP Previously served as CFO, VP, and Corporate Controller for Maverick Tube Corporation. 23 years of financial expertise. Jerry Malis, M.D. - Chief Scientific Officer & EVP Served as President, CEO, & Chairman of Valley Forge. Over 40 years of industry experience. Published over 50 articles in the biological science, electronics and engineering fields. Issued ten U.S. patents. 25

QUALITY. PERFORMANCE. INNOVATION. 3845 Corporate Centre Drive O'Fallon, MO 63368 (636) 939-5100 www.synergeticsusa.com